August 2024

Pricing Supplement No. 3,261

Registration Statement Nos. 333-275587; 333-275587-01

Dated August 2, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the closing level of each of the Nasdaq-100 Index®, the common stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund is at or above 70% of its respective initial level, which we refer to as the respective coupon threshold level, on the related observation date. However, if the closing level of any underlying is less than its coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective initial level on any monthly redemption determination date (beginning after one year), for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and the contingent monthly coupons with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates. If, however, the final level of any underlying is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying will result in few or no contingent coupon payments or a significant loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 3-year term, with no possibility of being called out of the securities until after the initial 1-year non-call period. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Nasdaq-100 Index® (the “NDX Index”), Citigroup Inc. common stock (the “C Stock”) and Financial Select Sector SPDR® Fund (the “XLF Shares”)
Aggregate principal amount:	$1,720,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 2, 2024
Original issue date:	August 7, 2024 (3 business days after the pricing date)
Maturity date:	August 5, 2027
Contingent monthly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 12.00% per annum for each interest payment period for each applicable observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the closing level of any underlying is less than its respective coupon threshold level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

If the final level of any underlying is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$970.60 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us (2)
Per security	$1,000	$0	$1,000
Total	$1,720,000	$0	$1,720,000

(1)Selected dealers and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. MS & Co., the agent, will not receive a sales commission in connection with the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 38.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023       Index Supplement dated November 16, 2023       Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following this initial 1-year non-call period, if, on any redemption determination date, beginning on August 4, 2025, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below the respective initial level for such underlying on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Redemption determination dates:

Beginning after one year, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

Beginning on August 7, 2025, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:

With respect to the NDX Index: 12,908.595, which is 70% of its initial level

With respect to the C Stock: $41.132, which is 70% of its initial level

With respect to the XLF Shares: $29.442, which is 70% of its initial level

Coupon threshold level:

With respect to the NDX Index: 12,908.595, which is 70% of its initial level

With respect to the C Stock: $41.132, which is 70% of its initial level

With respect to the XLF Shares: $29.442, which is 70% of its initial level

Initial level:

With respect to the NDX Index: 18,440.85, which is its closing level on the pricing date

With respect to the C Stock: $58.76, which is its closing level on the pricing date

With respect to the XLF Shares: $42.06, which is its closing level on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to the NDX Index, on any index business day, the index closing value on such day

With respect to the C Stock, on any trading day, the closing price of one share of the C Stock on such day times the adjustment factor for such underlying on such day

With respect to the XLF Shares, on any trading day, the closing price of one XLF Share on such day times the adjustment factor for such underlying on such day

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon payment dates:

Monthly, beginning September 6, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.

Adjustment factor:

With respect to the C Stock, 1.0, subject to adjustment in the event of certain corporate events affecting the C Stock

With respect to the XLF Shares, 1.0, subject to adjustment in the event of certain events affecting the XLF Shares

CUSIP / ISIN:	61776M7A7 / US61776M7A73
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
September 3, 2024*	September 6, 2024*
October 2, 2024*	October 7, 2024*
November 4, 2024*	November 7, 2024*
December 2, 2024*	December 5, 2024*
January 2, 2025*	January 7, 2025*
February 3, 2025*	February 6, 2025*
March 3, 2025*	March 6, 2025*
April 2, 2025*	April 7, 2025*
May 2, 2025*	May 7, 2025*
June 2, 2025*	June 5, 2025*
July 2, 2025*	July 8, 2025*
August 4, 2025	August 7, 2025
September 2, 2025	September 5, 2025
October 2, 2025	October 7, 2025
November 3, 2025	November 6, 2025
December 2, 2025	December 5, 2025
January 2, 2026	January 7, 2026
February 2, 2026	February 5, 2026
March 2, 2026	March 5, 2026
April 2, 2026	April 7, 2026
May 4, 2026	May 7, 2026
June 2, 2026	June 5, 2026
July 2, 2026	July 7, 2026
August 3, 2026	August 6, 2026

August 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
September 2, 2026	September 8, 2026
October 2, 2026	October 7, 2026
November 2, 2026	November 5, 2026
December 2, 2026	December 7, 2026
January 4, 2027	January 7, 2027
February 2, 2027	February 5, 2027
March 2, 2027	March 5, 2027
April 2, 2027	April 7, 2027
May 3, 2027	May 6, 2027
June 2, 2027	June 7, 2027
July 2, 2027	July 8, 2027
August 2, 2027 (final observation date)	August 5, 2027 (maturity date)
*The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is August 7, 2025.

August 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. If the closing level of each underlying is at or above its coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent monthly coupon for the related monthly period, any previously unpaid contingent monthly coupons from any prior observation dates. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire 3-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 3-year term of the securities.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 12.00% per annum for each interest payment period for each applicable observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the closing level of any underlying is less than its respective coupon threshold level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

August 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Automatic early redemption beginning after one year:

If the closing level of each underlying is greater than or equal to its initial level on any monthly redemption determination date, beginning on August 4, 2025 (approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

If the final level of any underlying is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of the previously unpaid contingent monthly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $970.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of

August 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

August 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any previously unpaid contingent monthly coupons from any prior observation dates) but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective coupon threshold level on the monthly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, as well as any previously unpaid contingent monthly coupons from any prior observation dates, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

Starting after one year, when each underlying closes at or above its respective initial level on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, as well as any previously unpaid contingent monthly coupons from any prior observation dates, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

On the final observation date, each underlying closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

August 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying closes at or above its respective coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, as well as any previously unpaid contingent monthly coupons from any prior observation dates, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment of any previously unpaid contingent monthly coupons from any prior observation dates.

August 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each monthly observation date, (2) the closing levels on each monthly redemption determination date (starting after one year) and (3) the final levels. Please see “Hypothetical Examples” beginning on page 11 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting After One Year)

August 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 11.

August 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing level of each underlying on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. The actual initial level, coupon threshold level and downside threshold level for each underlying are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 12.00% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent monthly coupon rate of 12.00% per annum (corresponding to approximately $10.00 per month per security*).

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying on the related observation date is less than its respective coupon threshold level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent monthly coupon if the closing level of any underlying on each subsequent observation date is less than its respective coupon threshold level.

Automatic Early Redemption (starting after one year):

If the closing level of each underlying is greater than or equal to its respective initial level on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

If the final level of any underlying is less than its respective downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the NDX Index: 18,000 With respect to the C Stock: $60.00 With respect to the XLF Shares: $40.00
Hypothetical Coupon Threshold Level:

With respect to the NDX Index: 12,600, which is 70% of the hypothetical initial level for such underlying

With respect to the C Stock: $42.00, which is 70% of the hypothetical initial level for such underlying

With respect to the XLF Shares: $28.00, which is 70% of the hypothetical initial level for such underlying

Hypothetical Downside Threshold Level:

With respect to the NDX Index: 12,600, which is 70% of the hypothetical initial level for such underlying

With respect to the C Stock: $42.00, which is 70% of the hypothetical initial level for such underlying

With respect to the XLF Shares: $28.00, which is 70% of the hypothetical initial level for such underlying

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $10.00 is used in these examples for ease of analysis.

August 2024 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Closing Level			Contingent Monthly Coupon
	NDX Index	C Stock	XLF Shares
Hypothetical Observation Date 1	15,000 (at or above the coupon threshold level)	$55.00 (at or above the coupon threshold level)	$38.00 (at or above the coupon threshold level)	$10.00
Hypothetical Observation Date 2	8,100 (below the coupon threshold level)	$49.00 (at or above the coupon threshold level)	$64.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	16,000 (at or above the coupon threshold level)	$35.00 (below the coupon threshold level)	$15.00 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	14,100 (at or above the coupon threshold level)	$56.00 (at or above the coupon threshold level)	$35.00 (at or above the coupon threshold level)	$10.00 + $10.00 + $10.00 = $30.00
Hypothetical Observation Date 5	7,000 (below the coupon threshold level)	$27.50 (below the coupon threshold level)	$21.00 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $10.00 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlyings close below their respective coupon threshold levels. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes at or above its respective coupon threshold level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying closes below its respective coupon threshold level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying on the related observation date is less than its respective coupon threshold level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent monthly coupon if the closing level of any underlying on each subsequent observation date is less than its respective coupon threshold level. If the closing level of any underlying on each observation date is less than its respective coupon threshold level, you will not receive any contingent monthly coupons for the entire term of the securities.

August 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after one year, if the closing level of each underlying is greater than or equal to its initial level on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level		Payment at Maturity
	NDX Index	C Stock	XLF Shares
Example 1:	10,200 (below the downside threshold level)	$27.00 (below the downside threshold level)	$38.00 (at or above the downside threshold level)	$1,000 × performance factor of the worst performing underlying = $1,000 × ($27.00 / $60.00) = $450
Example 2:	16,000 (at or above the downside threshold level)	$50.00 (at or above the downside threshold level)	$16.00 (below the downside threshold level)	$1,000 × ($16.00 / $40.00) = $400
Example 3:	8,100 (below the downside threshold level)	$24.00 (below the downside threshold level)	$12.00 (below the downside threshold level)	$1,000 × ($12.00 / $40.00) = $300
Example 4:	5,400 (below the threshold level)	$24.00 (below the threshold level)	$16.00 (below the downside threshold level)	$1,000 × (5,400 / 18,000) = $300
Example 5:	22,600 (at or above the downside threshold level)	$72.00 (at or above the downside threshold level)	$56.00 (at or above the downside threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to any prior observation dates.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final level(s) of one or two of the underlyings are at or above the respective downside threshold level(s), but the final level(s) of one or both of the other underlyings are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Moreover, investors do not receive any contingent monthly coupon for the final monthly period, and do not receive any previously unpaid contingent monthly coupons from any prior observation dates.

Similarly, in examples 3 and 4, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In example 3, the NDX Index has declined 55% from its initial level to its final level, the C Stock has declined 60% from its initial level to its final level and the XLF Shares have declined 70% from their initial level to their final level. Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the XLF Shares, which represent the worst performing underlying in this example. In example 4, the NDX Index has declined 70% from its initial level to its final level, the C Stock has declined 60% from its initial level to its final level and the XLF Shares have declined 60% from their initial level to their final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the NDX Index, which is the worst performing underlying in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period, and do not receive any previously unpaid contingent monthly coupons from any prior observation dates.

In example 5, the final level of each underlying is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with

August 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates. However, investors do not participate in any appreciation of the underlyings.

If the final level of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $700 per security and could be zero.

August 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final level of any underlying is less than its downside threshold level of 70% of its initial level, you will be exposed to the decline in the final level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If the closing level of any underlying is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the closing level of each underlying is at or above its respective coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent monthly coupon for the related monthly period, any previously unpaid contingent monthly coupons from prior observation dates. Nevertheless, it is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of each underlying on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying on monthly observation dates, if the closing level of any underlying on any observation date is below the coupon threshold level for such underlying, you will not receive the contingent monthly coupon for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, or any previously unpaid contingent monthly coupons, and even if the closing level(s) of one or both of the other underlyings are at or above their respective coupon threshold level(s).

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon threshold level,

August 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

downside threshold level and initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the NDX Index, the C Stock and the Financial Select Sector Index (the “share underlying index”), owhether the closing level of any underlying has been below its respective coupon threshold level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the C Stock, the component stocks of the NDX Index and the share underlying index or securities markets generally and which may affect the value of each underlying, odividend rates on the C Stock or the securities underlying the NDX Index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the NDX Index and the share underlying index and changes in their constituent stocks,

othe occurrence of certain events affecting the C Stock or the XLF Shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on each observation date so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 30% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Nasdaq-100 Index® Overview,” “Citigroup Inc. Overview” and “Financial Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be

August 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDX Index or the share underlying index. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the NDX Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the C Stock or the stocks that constitute the NDX Index or the share underlying index. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the C Stock and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the

August 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the C Stock, the XLF Shares, the stocks that constitute the NDX Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level, coupon threshold level and downside threshold level for each underlying, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent monthly coupons, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factors and the selection of a successor index or calculation of the closing level of any underlying in the event of a market disruption event or discontinuance of the NDX Index or the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alternation of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and “—

August 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, each underlying must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

August 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any observation date, and below its downside threshold level on the final observation date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial level on a monthly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭No affiliation with Citigroup Inc. Citigroup Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Citigroup Inc. in connection with this offering.

￭We may engage in business with or involving Citigroup Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Citigroup Inc. without regard to your interests and thus may acquire non-public information about Citigroup Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Citigroup Inc., which may or may not recommend that investors buy or hold the C Stock.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the C Stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the C Stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the C Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the C Stock. For example, the calculation agent is not required to

August 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

make any adjustments if the issuer of the C Stock or anyone else makes a partial tender or partial exchange offer for the C Stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the C Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the closing level of the C Stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final level of the C Stock to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLF Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XLF Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLF Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the NDX Index could adversely affect the value of the securities. The publisher of the NDX Index may add, delete or substitute the component stocks of the NDX Index or make other methodological changes that could change the value of the NDX Index. Any of these actions could adversely affect the value of the securities. The publisher of the NDX Index may also discontinue or suspend calculation or publication of the NDX Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether the contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed or the payment at maturity, as applicable, will be based on whether the value of the NDX Index, based on the closing prices of the stocks constituting the NDX Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the NDX Index last in effect prior to such discontinuance, is less than the coupon threshold level, initial level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

￭Adjustments to the XLF Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the XLF Shares, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index (the “share underlying index”). Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the XLF Shares. Any of these actions could adversely affect the price of the XLF Shares and, consequently, the value of the securities. S&P® Dow Jones Indices LLC is responsible for calculating and maintaining the share underlying index. S&P® Dow Jones Indices LLC may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. S&P® Dow Jones Indices LLC may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the XLF Shares is liquidated or otherwise terminated, and S&P® Dow Jones Indices LLC subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the share underlying index, and, consequently, the price of the XLF Shares and the value of the securities.

￭The performance and market price of the XLF Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLF Shares. The XLF Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

underlying index. In addition, the performance of the XLF Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of XLF Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XLF Shares may impact the variance between the performances of XLF Shares and the share underlying index. Finally, because the shares of the XLF Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the XLF Shares may differ from the net asset value per share of the XLF Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XLF Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the XLF Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XLF Shares, and their ability to create and redeem shares of the XLF Shares may be disrupted. Under these circumstances, the market price of shares of the XLF Shares may vary substantially from the net asset value per share of the XLF Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the XLF Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLF Shares. Any of these events could materially and adversely affect the price of the shares of the XLF Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XLF Shares on the final observation date, even if the XLF Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the XLF Shares.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

Information as of market close on August 2, 2024:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	18,440.85
52 Weeks Ago:	15,370.74
52 Week High (on 7/10/2024):	20,675.38
52 Week Low (on 10/26/2023):	14,109.57

The following graph sets forth the daily index closing values of the NDX Index for the period from January 1, 2019 through August 2, 2024. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the NDX Index for each quarter for the period from January 1, 2019 through August 2, 2024. The index closing value of the NDX Index on August 2, 2024 was 18,440.85. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2019 to August 2, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 70% of the initial level.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Nasdaq-100 Index®	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter (through August 2, 2024)	20,675.38	18,440.85	18,440.85

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Citigroup Inc. Overview

Citigroup Inc. is a financial services holding company. The C Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Citigroup Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-09924 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Citigroup Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the C Stock is accurate or complete.

Information as of market close on August 2, 2024:

Bloomberg Ticker Symbol:	C
Exchange:	NYSE
Current Stock Price:	$58.76
52 Weeks Ago:	$46.31
52 Week High (on 7/17/2024):	$67.61
52 Week Low (on 10/27/2023):	$38.24
Current Dividend Yield:	3.81%

The following graph shows the closing prices of the C Stock for each day from January 1, 2019 through August 2, 2024. The related table sets forth the published high and low closing prices of, as well as dividends on, the C Stock for each quarter from January 1, 2021 through August 2, 2024. The closing price of the C Stock on August 2, 2024 was $58.76. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the C Stock may have been adjusted for stock splits and other corporate events. The historical performance of the C Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the C Stock at any time, including on the redemption determination dates or the observation dates.

C Stock Daily Closing Prices January 1, 2019 to August 2, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 70% of the initial level.

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Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Common Stock of Citigroup Inc. (CUSIP 172967424)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	75.18	57.99	0.51
Second Quarter	79.86	67.61	0.51
Third Quarter	74.30	65.08	0.51
Fourth Quarter	72.53	58.28	0.51
2022
First Quarter	67.84	53.40	0.51
Second Quarter	54.09	45.69	0.51
Third Quarter	54.38	41.67	0.51
Fourth Quarter	50.19	40.45	0.51
2023
First Quarter	52.35	43.11	0.51
Second Quarter	50.40	44.23	0.51
Third Quarter	47.88	40.22	0.53
Fourth Quarter	51.52	38.24	0.53
2024
First Quarter	63.24	51.11	0.53
Second Quarter	64.74	57.02	0.53
Third Quarter (through August 2, 2024)	67.61	58.76	-

We make no representation as to the amount of dividends, if any, that Citigroup Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Citigroup Inc.

This document relates only to the securities referenced hereby and does not relate to the C Stock or other securities of Citigroup Inc. We have derived all disclosures contained in this document regarding the C Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Citigroup Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Citigroup Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the C Stock (and therefore the price of the C Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Citigroup Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the C Stock.

August 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLF Shares is accurate or complete.

Information as of market close on August 2, 2024:

Bloomberg Ticker Symbol:	XLF UP
Current Share Price:	$42.06
52 Weeks Ago:	$35.03
52 Week High (on 7/30/2024):	$43.85
52 Week Low (on 10/27/2023):	$31.45

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2019 through August 2, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLF Shares for each quarter for the period from January 1, 2019 through August 2, 2024. The closing price of the XLF Shares on August 2, 2024 was $42.06. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLF Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLF Shares as an indication of their future performance.

XLF Shares Daily Closing Prices January 1, 2019 to August 2, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 70% of the initial level.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
2019
First Quarter	26.90	23.48	25.71
Second Quarter	28.07	26.01	27.60
Third Quarter	28.69	25.98	28.00
Fourth Quarter	30.94	26.78	30.78
2020
First Quarter	31.17	17.66	20.82
Second Quarter	26.74	19.55	23.14
Third Quarter	25.49	22.68	24.07
Fourth Quarter	29.48	23.61	29.48
2021
First Quarter	34.77	28.95	34.05
Second Quarter	38.47	34.47	36.69
Third Quarter	39.00	35.11	37.53
Fourth Quarter	40.62	37.54	39.05
2022
First Quarter	41.42	35.66	38.32
Second Quarter	38.22	30.84	31.45
Third Quarter	35.81	30.36	30.36
Fourth Quarter	36.31	30.29	34.20
2023
First Quarter	37.00	30.98	32.15
Second Quarter	33.71	31.55	33.71
Third Quarter	35.60	33.17	33.17
Fourth Quarter	37.72	31.45	37.60
2024
First Quarter	42.12	37.27	42.12
Second Quarter	42.49	39.59	41.11
Third Quarter (through August 2, 2024)	43.85	41.20	42.06

This document relates only to the securities referenced hereby and does not relate to the XLF Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored,

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Financial Select Sector Index. The Financial Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance. For more information, see “S&P® Select Sector Indices—Financial Select Sector Index” in the accompanying index supplement.

August 2024 Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlyings:	The accompanying product supplement refers to each of the underlyings as the “underlying index” or the “underlying shares,” as applicable.
Underlying issuer:	With respect to the C Stock, Citigroup Inc. The accompanying product supplement refers to the underlying issuer as the “underlying company.”
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.
Share underlying index:	Financial Select Sector Index
Share underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof.
Interest period:	Monthly
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Antidilution adjustments:

With respect to the C Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of such underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer, (ii) the underlying issuer or any surviving entity or subsequent surviving entity of the underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying issuer is liquidated, (v) the underlying issuer issues to all of its shareholders equity securities of an issuer other than the underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

value (as defined below) is greater than or equal to the respective initial level, and the closing level of each other underlying is also greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final level of each other underlying is also greater than its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final level of any other underlying is less than its respective downside threshold level:

➢If the worst performing underlying has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying.

➢If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. For purposes of determining the performance factor of the worst performing underlying, the final level of such worst performing underlying will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the final level of each other underlying is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial level, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event.

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Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying, including, without limitation, a partial tender or exchange offer for such underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively

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Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

August 2024 Page 33

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP

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Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the C Stock, the XLF Shares, in stocks constituting the NDX Index or the share underlying index, in futures and/or options contracts on the C Stock, the XLF Shares, the NDX Index, the share underlying index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. MS & Co., the agent, will not receive a sales commission in connection with the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 5, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Common Stock of Citigroup Inc. and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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